Exhibit 10.26

Schedule of 2007 Executive Officer Compensation

The following sets forth the annual salary and target bonus, expressed as a percentage of annual salary, for our executive officers as of the date of filing of the Form 10-K to which this exhibit relates:

Name	Title	Annual Salary	Target Award %
Paul S. Viviano	Chairman and Chief Executive Officer	$500,000	85%
Michael F. Frisch(1)	Executive Vice President and Chief Operating Officer	$275,000	75%
Howard K. Aihara	Executive Vice President and Chief Financial Officer	$250,000	75%
Eli H. Glovinsky(2)	Executive Vice President, General Counsel and Secretary	$275,000	65%
Nicholas A. Poan	Senior Vice President, Corporate Finance, and Chief Accounting Officer	$175,000	60%

Notes:

(1)          Mr. Frisch became Executive Vice President and Chief Operating Officer effective January 5, 2007

(2)          Mr. Glovinsky became Executive Vice President, General Counsel and Secretary effective February 1, 2007